CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       of

               6% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                          WINSTAR COMMUNICATIONS, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware




                  WinStar Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") under its Articles of Incorporation, and in accordance with Section 151 of the Delaware General Corporation Law, the Board of Directors has adopted the following resolution:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of the Corporation's preferred stock, par value $0.01 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                           6% Series A Cumulative Convertible Preferred Stock:

                    Designation and Amount. The designation of this series, which consists of 6,000,000 shares of Preferred Stock, is the 6% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") and the stated value shall be Twenty-Five Dollars ($25.00) per share (the "Stated Value").

                    Rank. All shares of the Preferred Stock shall rank (i) senior to the Corporation's common stock, par value $0.01 per share (the "Common Stock") and to any other class of capital stock or series of preferred stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or pari passu with the Preferred Stock (collectively, the "Junior Securities"), (ii) pari passu with any class or series of preferred stock established hereafter by the Board of Directors, the terms of which expressly provide that it ranks pari passu with the Preferred Stock (the "Pari Passu Securities"), and (iii) junior to any class or series of

Preferred Stock of the Corporation established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock (the "Senior Securities"), in each case, as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or, with respect to the payment of dividends.

                    Dividends. (a) The Corporation shall pay out of funds legally available therefor a fixed dividend on each outstanding share of Preferred Stock at a rate per annum equal to 6.0% of the Stated Value (or 6.5% during the occurrence of a Registration Default (as such term is defined in and according to the terms of, the Registration Rights Agreement, dated February 6, 1997, between the Corporation and the parties thereto)). Dividends on shares of Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable in arrears quarterly as of March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date") to the holders of record of the Preferred Stock on the preceding March 15, June 15, September 15 and December 15 (each a "Regular Dividend Date"). Dividends accruing for any period less than a full dividend period will be computed on the basis of a 360-day year comprised of 12 30-day months. Dividends shall be payable, on a cumulative basis, such that any unpaid dividends will accumulate and the arrearage shall be paid in full prior to any dividends being paid to the holders of Junior Securities.

                  (b) Any dividend on the Preferred Stock pursuant to Section 3(a) shall be, at the option of the Corporation, payable (i) in cash or (ii) through the issuance of a number of additional shares (rounded to the nearest whole share) of Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Stated Value of such Additional Shares.

                  (c) All dividends paid with respect to shares of the Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the holders entitled thereto.

                  (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Preferred Stock and of any Pari Passu Securities and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Preferred Stock and of any Pari Passu Securities in proportion to the full amount to which they would otherwise be respectively entitled.

                  (e) Preferred Stock surrendered for conversion during the period from the close of business on any Regular Dividend Date next preceding any Dividend Payment Date must be accompanied by payment in cash or Additional Shares, as the case may be, in an amount equal to the accrued and unpaid dividend thereon which the holder thereof is to receive on such Dividend Payment Date in respect of the Preferred Stock so surrendered.

                  Liquidation Preference.  (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the
appointment   of  a  receiver,   liquidator,   assignee,   custodian,   trustee,
sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corpora-

tion shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of Common Stock or Junior Securities upon liquidation, dissolution or winding up unless prior thereto the holders of shares of the Preferred Stock shall have received the Liquidation Preference (as defined in Section 4(b)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the Liquidation Preference (as defined below) payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                  (b) For purposes hereof, "Liquidation Preference" means (i) with respect to a share of Preferred Stock, the Stated Value thereof plus the amount of any accrued and unpaid dividends as of the date of final distribution to the holder thereof or with respect to any other event as of the date the measurement of such Liquidation Preference is relevant to such event and (ii) with respect to any Pari Passu Securities, as set forth in the Certificate of Designation filed in respect thereof.

                    Conversion Rights. (a) (i) Subject to the limitations contained in Section 5(a)(ii) below, each holder of shares of the Preferred Stock may, at any time and from time to time upon surrender of the certificates therefor, convert any or all of its shares of Preferred Stock into shares of Common Stock. Each share of Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Liquidation Preference thereof by (y) the Conversion Price (as defined below) then in effect.

                (ii) Conversion of shares of the Preferred Stock shall be subject to the following limitations:

                           (a)  Prior to August 11, 1997, holders of the
Preferred Stock may not convert any shares of Preferred Stock and any Notice of Conversion (as defined below) delivered to the Corporation prior to such time will be void and of no effect.

                           (b)  On and after August 11, 1997 and prior
to November 11, 1997, holders of the Preferred Stock may convert shares of Preferred Stock in accordance with the procedures set forth in Section 5(f) below subject, however, to the following additional conditions:

                  (1) any holder electing to convert any such shares of Preferred Stock shall be required to surrender Preferred Stock Certificates (as defined in Section 5(f) below) constituting 200% of the number of shares of Preferred Stock to be converted as set forth in the related Notice of Conversion (as defined in Section 5(f) below); and

                  (2)  upon  honoring  any  such  Notice  of   Conversion,   the
         Corporation shall place a legend upon the share certificate representing the balance of such shares prior to returning such share certificate to such holder, which legend will prohibit the conversion of the shares of Preferred Stock represented thereby prior to November 11, 1997, and thereupon the balance of such shares may not be converted prior to such date and any Notice of Conversion delivered to the Corporation with respect to such shares prior to such date will be void and of no effect.

                           (C)  Notwithstanding clauses (A) and (B)
above, on and after the Change of Control Date (as defined in Section 6(b) below), all of the shares of Preferred Stock may be converted without limitation as to date or amount; provided, however, that for purposes of this paragraph
(C), the definition of "Change of Control" shall be deemed to not include the exception for the Permitted Investor.

                           (D)      If a holder of Preferred Stock requests
a conversion of such shares and the Conversion Price (as defined below) applicable to such conversion is less than $15.00 (as such amount may be adjusted from time to time pursuant to Section 5(e) below, the "Minimum Price"), the Corporation may, in lieu of converting such shares of Preferred Stock into shares of Common Stock, pay such holder in cash an amount equal to 110% of the Liquidation Preference for each such share of Preferred Stock requested to be converted; provided, however, that the Corporation may not exercise such cash payment option after February 11, 1998 unless (1) at least 30 days and not more than 60 days prior thereto the Corporation shall have notified the holders of the Preferred Stock in good faith that the Corporation intends to exercise such option with respect to any such conversion within the applicable period; provided further, however, that the giving of such notice will not obligate the Corporation to exercise such option at any time and (2) during the applicable period the conversion of the Preferred Stock and resale of the Common Stock issued upon such conversion does not require the delivery of a statutory prospectus under the Securities Act or, if it does, such a prospectus is then available. Notwithstanding the foregoing, in order for the Corporation to exercise any such cash payment option at any time, the Corporation must notify the holder of such Preferred Stock (to the fax number set forth on the related Notice of Conversion) of such election not later than 10:00 p.m. on the next Trading Date following receipt of such Notice of Conversion. In the event that the Corporation receives a notice by 8:30 a.m. on any day from a holder indicating an interest in converting Preferred Stock, the Corporation may not elect to utilize the cash pay option referred to in the preceding sentence in connection with any conversion of such holder's Preferred Stock on such day unless the Corporation notifies such holder by 9:30 a.m. that the Corporation intends to elect to utilize such option with respect to such Preferred Stock. The notice to the Corporation shall be made by fax to a number specified by the Corporation in writing prior to the initial conversion date to all the holders of the Preferred Stock, and such notice to any such holder shall be made by telephone to the number specified by such holder in its notice to the Corporation.

                  (b) Conversion Price. Subject to Section 5(c) below, the "Conversion Price" shall be (i) with respect to any conversion of Preferred Stock occurring on a Conversion Date (as defined in Section 5(f)(iv) below) prior to February 11, 1998, the lesser of (x) $25.00 (as such amount may be adjusted from time to time pursuant to Section 5(c), the "Initial Maximum Price") and (y) the average of the closing bid prices (subject to adjustment pursuant to Section 5(d)) for the Common Stock as reported by the Nasdaq National Market, or the principal securities exchange or other securities market on which the Common Stock is then being traded (the "Closing Bid Price"), for the Trading Period (as defined below) ending on the last Trading Day immediately preceding the Conversion Date, and (ii) with respect to any conversion of Preferred Stock occurring on a Conversion Date that is on or after February 11, 1998 the lesser of (x) the Initial Maximum Price on the Trading Day immediately preceding February 11, 1998 and (y) the average of the Closing Bid Prices for the Trading Period ending on the last Trading Day immediately preceding February 11, 1998 (the Conversion Price determined in accordance with clause (ii), as the same may be adjusted from time to time pursuant to Section 5(c), being herein called the "Final Conversion Price"). For purposes of this Agreement, "Trading Day" shall mean any day on which the Common Stock is traded for any period on the Nasdaq National Market or on the principal securities exchange or other securities market on which the Common Stock is then being traded and "Trading Period" shall mean 20 consecutive Trading Days. The Corporation will promptly notify the holders of the Preferred Stock of the Final Conversion Price.

                  (c) Conversion Price Adjustments. The then Applicable Conversion Price (as defined below) shall be subject to adjustment from time to time as follows:

     (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when any shares of Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Applicable Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Applicable Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. The "Applicable Conversion Price" shall mean, (i) during the period prior to February 11, 1998, the Initial Maximum Price (as such price may be adjusted from time to time) and (ii) during the period on or after February 11, 1998, the Final Conversion Price (as such price may be adjusted from time to time).

     (ii) Adjustment Due to Merger, Consolidation, Etc. If, at any time when any shares of Preferred Stock are issued and outstanding, there shall be (i) any reclassifica- tion or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination described in
Section 5(c)(i) above), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or
(iv) any share exchange pursuant to which all of the out- standing shares of Common Stock are converted into other securities or property, then the holders of Preferred Stock shall thereafter have the right to receive upon conversion of their Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conver- sion, such shares of stock, securities and other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable and receivable upon the conversion of the Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Preferred Stock to the effect that the provisions hereof (including, without limitation, provisions for adjustment of the Applicable Conversion Price and the corresponding number of shares of

Common Stock issuable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (ii) unless (x) each holder of the Preferred Stock has been mailed written notice of such transaction at least 20 days prior thereto and in no event later than 10 days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (y) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (ii). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Preferred Stock outstanding as of the date of such trans- action, and shall similarly apply to successive reclassi- fications, consolidations, mergers, sales, transfers or share exchanges.

     (iii) Adjustment Due to Distribution. In the event that at any time or from time to time the Corporation shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the fore-going (other than, in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 5(c)(i), (y) any rights, options, warrants or securities described in Section 5(c)(iv) and (z) any cash dividends or other cash distributions from current or retained earnings) (a "Distribution"), then, in each such case, after the date of record for determining shareholders entitled to such Distribution, but prior to the date of Distribution, the holders of Preferred Stock shall be entitled, upon conversion of shares of Preferred Stock, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. The Applicable Conversion Price for shares of Preferred Stock not converted prior to the date of Distribution will be reduced to a price determined by decreasing the Applicable Conversion Price in effect immediately prior to the record date of the Distribu- tion by an amount equal to the fair market value of the assets so distributed per share of Common Stock (calculated as if all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock had been converted as of the record date of the Distribution). For purposes of determining the fair market value of any assets so distributed, the fair market value of any cash distributed shall be the amount of such cash and the fair value of any other assets so distributed shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the holders of the Preferred Stock upon request.

     (iv) Adjustment Due to Rights Issue. If, at any time when shares of Preferred Stock are issued and outstanding, the Corporation shall distribute to all holders of its Common Stock any rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock (collectively, "Rights") at a price per share that is less than the Current Market Value (as defined in Section 5(g)) as of the date such Right first becomes exercisable (the "Exercisability Date"), then the Applicable Conversion Price for shares of Preferred Stock not converted prior to such Exercisability Date shall be reduced to a price determined by multiplying the Applicable Conversion Price in effect immediately prior to the Exercisability Date by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Exercisability Date plus (y) the quotient (expressed as a number) obtained by dividing (A) the aggregate minimum consideration receivable by the Corporation upon the exercise of all such Rights, by (B) the Current Market Value in effect immediately prior to the Exercisability Date and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Exercisability Date. For purposes of this Section 5(c)(iv), "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding plus the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Rights or securities issuable upon exercise of Rights.

     (v) Other Events. If any event occurs as to which the foregoing provisions of this Section 5(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Applicable
Conversion Price or decreasing the number of shares of Common Stock issuable upon conversion of any shares of Preferred Stock.

                  (d) Adjustment of Closing Bid Prices. In the event that the Applicable Conversion Price is adjusted pursuant to Section 5(c) during any Trading Period being utilized to calculate the Conversion Price pursuant to
Section 5(b) or during any period of 10 consecutive Trading Days being utilized to calculate Current Market Value, the Closing Bid Price for each Trading Day being utilized for such calculation and ending prior to the date of such Applicable Conversion Price adjustment shall be adjusted upward or downward, as appropriate, in an amount proportionate to such Applicable Conversion Price adjustment.

                  (e) Adjustment of the Minimum Price. In the event that the Applicable Conversion Price is adjusted pursuant to Section 5(c), the Minimum Price shall be adjusted upward or downward, as appropriate, in an amount proportionate to such Applicable Conversion Price adjustment.

     (f) Conversion Procedures. In order to convert shares of Preferred Stock into full shares of Common Stock, a holder shall: (i) prior to 10:00 p.m., New York City time (the "Conversion Notice Deadline") on the Conversion Date, fax or otherwise deliver a copy of the fully executed notice of conversion in the form attached hereto as Exhibit 1 ("Notice of Conversion") to the Corporation at the office of the Corporation that the holder elects to convert the same, which notice shall specify the number of shares of Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion and (ii) surrender the original certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion within three Trading Days thereafter to the office of the Corporation or the Transfer Agent, if any, for the Preferred Stock. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the require- ments of subparagraph (i) below). In the case of a dispute as to the calculation of the Conversion Price other than manifest error by a holder, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (ii) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two business days from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error.

                           (i)      Lost or Stolen Certificates.  Upon
receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancelation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously delivers to the Corporation a Notice of Conversion electing to convert such shares of Preferred Stock.

     (ii) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates as described above by a holder of Preferred Stock accompanied by a Notice of Conversion, the Corporation shall issue and, within three business days after the later of the Conversion Date and the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (i) above) (the "Delivery Period"), deliver to or upon the order of the holder (i) that number of shares of Common Stock applicable to that portion of shares of Preferred Stock converted as shall be determined in accor- dance herewith and
(ii) a certificate representing the balance of the shares of Preferred Stock not converted, if any or, if the Corporation has validly elected, in connection with such conversion and in accordance with Section 5(a)(ii)(D) to pay cash in lieu of delivery shares of Common Stock, the Corporation shall pay the appropriate cash amount. Upon delivery of a Notice of Conversion and surrender of the Preferred Stock Certificate related thereto (or an indemnification agreement if required pursuant to paragraph (i) above), the Corporation's obligation to deliver shares of Common Stock shall be absolute and unconditional and the Corporation agrees not to assert (and hereby waives to the fullest extent permitted by law) any defenses against its obligation to so deliver such shares. In the event the Corporation fails to deliver such shares, the Corporation understands that the holder will be entitled to pursue actual damages (whether or not such failure is caused by the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 5(g) hereof), and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance or injunctive relief).

     (iii) No Fractional Shares. If any conversion of Preferred Stock would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon the conversion of the Preferred Stock shall be rounded to the nearest whole number of shares.

     (iv) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion; provided, however, that if the copy of the Notice of Conversion is not submitted by facsimile (or by other means resulting in notice) to the Corporation before 10:00 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion, then the Conversion Date shall be the next day. Upon submission by a holder of the Preferred Stock of a Notice of Conversion with respect to shares of Preferred Stock, such shares shall be irrevocably deemed converted into shares of Common Stock and the holder's rights as a holder of such converted shares of Preferred

Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock in accordance with and subject to this Section 5(f). Notwithstanding the foregoing, if the holder has not received certificates for such shares of Common Stock prior to the tenth day after the later of the Conversion Date and the delivery by the holder of the Preferred Stock Certificates and any agreement and indemnity required by Section 5(f)(ii) above, then the holder may notify the Corporation in writing of such failure and if the holder has not received certificates for such shares of Common Stock prior to the tenth day after the date of such notice, then (x) the holder shall regain the rights of a holder of Preferred Stock with respect to the shares to which the Notice of Conversion relates and shall retain all of such holder's rights and remedies with respect to the Corporation's failure to deliver such shares of Common Stock and (y) the Conversion Price in respect of each of the shares identified in the Notice of Conversion shall thereafter be the lesser of
(i) the Conversion Price on the Conversion Date set forth in the initial Notice of Conversion and (ii) the Conversion Price on the Conversion Date subsequently selected by the holder in respect thereof by submission to the Corporation of a subsequent Notice of Conversion.

     (g) Reservation of Shares. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the out- standing Preferred Stock on such new basis. If, at any time, a holder of shares of Preferred Stock submits a Notice of Conversion and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion and shall thereafter use its best efforts to obtain, as soon as practicable, shareholder approval to authorize the issuance of sufficient shares of Common Stock to effect conversion of the Preferred Stock outstanding.

                  (h) Calculation of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or properties which at the time should be received upon conversion of a share of Preferred Stock.

                  (i) Current Market Value. For purposes of this Certificate of Designation, "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm's-length transaction between the Corporation and a Person other than an affiliate of the Corporation (or between any two such Persons) and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the Closing Bid Prices for each Trading Day during the period commencing 10 Trading Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 10 consecutive Trading Days before such date, the average of the Closing Bid Prices for all of the Trading Days before such date for which daily Closing Bid Prices are available; provided, however, that if the Closing Bid Price is not determinable for at least five Trading Days in such period, the "Current Market Value" of the security, shall be determined as if the security were not registered under the Exchange Act.

     6. Mandatory Conversion.(a) All outstanding shares of the Preferred Stock will be subject to mandatory conversion on February 11, 2002 (the "Maturity Date"), at a price (the "Mandatory Conversion Price") equal to the then current Liquidation Preference of such Preferred Stock. The Mandatory Conversion Price shall be paid by issuance of such number of shares of Common Stock with a value, based upon the average of the Closing Bid Prices for such Common Stock during the Trading Period ending one Trading Day prior to the Maturity Date, equal to the Mandatory Conversion Price; provided, however, that in lieu of issuance of Common Stock, the Corporation may at its option make payment of all or a portion of the Mandatory Conversion Price in cash.

     (b) If a Change of Control occurs (the date of such occurrence being the "Change of Control Date"), then the Corporation shall notify the holders of the Preferred Stock in writing of such occurrence and shall make an offer to convert all or any part of such holders shares of Preferred Stock pursuant to the provisions of this Section 6(b) (the "Change of Control Offer") at an offer price, payable in Common Stock, equal to 101% of the Stated Value of the Preferred Stock plus accrued and unpaid dividends, if any, thereon to the date of conversion (the "Change of Control Conversion"). The Change of Control Conversion shall be made by issuance of such number of shares of Common Stock with a value, based upon the average of the Closing Bid Prices for such Common Stock during the Trading Period ending one Trading Day prior to the date of purchase, equal to the Change of Control Conversion; provided, however, that in lieu of issuance of Common Stock, the Corporation may at its option make payment of all or a portion of the Change of Control Conversion in cash.

                  Within  30  days   following   any  Change  of  Control,   the
Corporation will mail a notice to each holder of Preferred Stock at such holders last registered address, which notice shall state:

                  (i) that the Change of Control Offer is being made pursuant to this Section 6(b) and that all shares of Preferred Stock properly tendered will be accepted for payment;

                  (ii) the purchase price and the purchase date, which will be no earlier than 45 days nor later than 60 days from the date of such notice is mailed (the "Change of Control Conversion Date");

                  (iii) that any shares of Preferred Stock not properly tendered (unless the Corporation determines, at its option, to accept such tender) will continue to accrue dividends;

                  (iv) that, unless the Corporation defaults in the payment of the Change of Control Conversion, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accrue dividends after the Change of Control Conversion Date;

                  (v) that holders electing to have any shares of Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Preferred Stock or transfer the shares of Preferred Stock to the Corporation at the address specified in the notice prior to the close of business on the third Business day preceding the Change of Control Conversion Date;

                  (vi) that holders will be entitled to withdraw their election if the Corporation receives, not later than the close of business on the second Business Day preceding the Change of Control Conversion Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the amount of Preferred Stock delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Preferred Stock purchased; and

                  (vii) that holders whose shares of Preferred Stock   are being
         purchased only in part will be issued new
         certificates of Preferred Stock equal in amount to the unpurchased portion of the Preferred Stock surrendered (or transferred by book-entry).

                  On the Change of Control Conversion Date, the Corporation shall, to the extent lawful: (1) accept for payment all shares of Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) pay to the holders an amount equal to the Change of Control Conversion in respect of all shares of their Preferred Stock or portions thereof so tendered and (3) deliver or cause to be delivered to the holders of Preferred Stock so accepted an officers' certificate stating the aggregate amount of Preferred Stock or portions thereof being purchased by the Corporation.

                  The Corporation will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by the Corporation to repurchase the Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designations, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

                  On the Change of Control Conversion Date, unless the Corporation defaults in the payment for the shares of Preferred Stock tendered and not withdrawn pursuant to the Change of Control Offer, all rights with respect to such shares shall forthwith cease and terminate, except the right of the holder thereof to receive payment therefor, on the Change of Control Conversion Date.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the Permitted Investor, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting stock representing more than 50% of the total voting power of the voting stock of the Company on a fully diluted basis or (ii) individuals who on February 11, 1997 constitute the Board of Directors of the Corporation (together with any new directors whose election by the Board of Directors of the Corporation or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of the Corporation then in office who either were members of the Board of Directors of the Corporation on February 11, 1997 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Corporation then in office.

                  (c) If at any time when the Corporation is obligated under this Section 6 to pay any amount by issuing shares of Common Stock in payment of such amount the

Corporation is unable to satisfy such obligation with the delivery of such shares, the Corporation will be required to make such payment in cash.

                  "Permitted Investor" means Mr. William J. Rouhana, Jr.

     7. Voting Rights. The holders of record of shares of Preferred Stock shall be entitled to the following voting rights:

                  (i) those voting rights required by applicable law; and

                (ii) the right to vote together with the holders of the Common Stock upon any matter submitted to such holders for a vote (but the Preferred Stock shall not be entitled to vote as a separate class) except as otherwise expressly required by the General Corporation Law of the State of Delaware.

                  Each issued and outstanding share of Preferred Stock shall be entitled to one vote when voting together with the Common Stock and if entitled to vote as a separate class. If for any reason holders of Preferred Stock shall be entitled to vote as a separate class, the holders of a majority in interest of the Preferred Stock entitled to vote shall bind the entire class of Preferred Stock. The Corporation shall give the holders of the Preferred Stock at least 30 days' prior notice of any matter to be submitted to such holders for a vote.

     8. Cancelation of Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 5, the shares so converted shall be canceled, shall return to the status of unauthorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Preferred Stock.

     9. Amendments and Other Actions. So long as shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Preferred Stock;

                  (b) create any new class or series of Senior Securities;

                  (c) increase the authorized number of shares of Preferred Stock (except where necessary to satisfy obligations to the holders of the outstanding shares of Preferred Stock); or

                  (d) issue any shares of Preferred Stock other than pursuant to the Securities Purchase Agreement dated as of February 6, 1997, by and among the Corporation and the initial purchasers of the Preferred Stock, pursuant to Section 3 hereof or as required by the Registration Rights Agreement dated February 6, 1997, by and among the Corporation and the initial purchasers of the Preferred Stock.

                  In the event holders of at least 66 2/3% of the then outstanding shares of Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Preferred Stock, pursuant to subsection (a) above, so as to affect the Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Preferred Stock.

                  Notwithstanding the foregoing, the Corporation when authorized by resolutions of its Board of Directors may amend or supplement this Certificate without the consent of, any Holder to cure any ambiguity, defect or inconsistency or make any other change provided that such amendments or supplements shall not adversely affect the interests of the Holders.

                  10. Registration and Transfer. The Corporation shall maintain at its principal executive offices (or at the principal executive offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Preferred Stock) a stock register for the Preferred Stock in which the Corporation shall record the names and addresses of person in whose name the shares of Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Preferred Stock may present such certificates for transfer and exchange at such offices.

                  Prior to due presentment for registration of transfer of any Preferred Stock, the Corporation may deem and treat the person in whose name any Preferred Stock is registered as the absolute owner of such Preferred Stock and the Corporation shall not be affected by notice to the contrary.

                  No service charge shall be made to a holder of Preferred Stock for any registration, transfer or exchange.

                  11. Transfer Without Registration. If, at the time of the surrender of any share certificate in connection with any transfer or exchange of shares of Preferred Stock, such shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Corporation may require, as a condition of allowing such transfer or exchange (i) that the holder or transferee, as the case may be, furnish to the Corporation a written opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Corporation) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Corporation a letter in form and substance acceptable to the Corporation stating that the transferee is acquiring such shares for investment purposes only and not with a view towards distribution thereof and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act (but such other customary documentation reasonably requested by the Corporation shall be required).

                  12. Method of Payment. The Preferred Stock will be payable (if cash payment is elected by the Corporation) as to dividends, Mandatory Conversion payments, Change of Control Conversions, Liquidation Preference and all other payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified by a holder, by mailing a check to such holder's registered address.

                  The Corporation may satisfy its obligations to make cash payments under Section 5(a)(ii)(D), 6(a) and 6(b) by causing a subsidiary of the Corporation to make such payment.


                  IN WITNESS WHEREOF,  WINSTAR  COMMUNICATIONS,  INC. has caused this Certificate of Designations to be duly executed by its Executive Vice President, who affirms that the information contained in the foregoing Certificate of Designations is true under the penalties of perjury this tenth day of February, 1997.


                                   WinStar Communications, Inc.,


                                              by: /s/ Timothy R. Graham
                                                 ------------------------
                                            Name: Timothy R. Graham
                                           Title: Executive Vice President

                                                                EXHIBIT 1
                                                                 to
                                                                Certificate
                                                                of Designation







                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 6% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate Nos(s). ______________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of WinStar
Communications, Inc. (the "Corporation") according to the conditions of the Certificate of Designations, Preferences and Rights of the Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                                    Date of Conversion:_____________________

                                    Applicable Conversion Price:____________

                                    Number of shares of
                                    Common Stock to be Issued:______________

                                    Signature:______________________________

                                    Name:___________________________________

                                    Address:________________________________

                                    Fax No.:________________________________

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.